Exhibit 10.30

LEASE AGREEMENT

PART I - BASIC LEASE INFORMATION

THIS LEASE AGREEMENT (“Lease) is made and executed this 28th day of February, 2003, but effective as of January 1, 2001 by and between SOUTH WOODBURY LP, a Pennsylvania limited partnership (“Landlord”) and NEW ENTERPRISE STONE & LIME CO., INC., a Delaware corporation (“Tenant”).

This Lease consists of the following two parts: Part I which sets forth terms defined in this Lease (and certain obligations under the Lease) and which is sometimes referred to as the “Basic Lease Information,” and Part II which provides the terms and conditions of this Lease and which is sometimes referred to as the Lease Terms and Conditions.  Part I and Part II collectively, are referred to as this “Lease.” Capitalized terms not otherwise defined in this Part I - Basic Lease Information shall have the meaning provided in Part II of the Lease.

The Basic Lease Information is as follows:

1.	Landlord:	South Woodbury LP

2.	Tenant:	New Enterprise Stone & Lime Co., Inc.

3.	Permitted Use:	Office uses and any other use permitted by applicable zoning.

4.	Premises:

Two tracts of land consisting of approximately 5 3/4 acres situate in the Borough of Roaring Spring, Blair County, Pennsylvania, together with all improvements and appurtenances, including, without limitation, the office building consisting of approximately 23,528 square feet (the “Office Building”) constructed thereon.

5.	Original Term:	Commencing on the Term Commencement Date and ending May 31, 2023.

6.	Term
Commencement
	Date:	January 1, 2001

7.	Option to Extend:	One five (5) year option.

8.	Option to Purchase:	Tenant shall have an option to purchase the Premises for a purchase price of $1,711,296, which the parties agree is the fair market value of the Premises.

9.	Annual Base Rent:	For the period ending May 31, 2023, $406,608 per year. Thereafter, determined in accordance with Section 5.1 of Part II of this Lease.

10.	Monthly Base Rent:	One twelfth (1/12) of Annual Base Rent.

11.	Additional Rent:	All amounts and charges required to be paid by Tenant hereunder (other than Base Rent) as described more particularly in Section 5.2 of Part II of this Lease.

12.	Rent:	Includes both the Base Rent and Additional Rent to be paid by Tenant hereunder.

13.	Landlord’s Address
	for Notices:	3912 Brumbaugh Road
P.O. Box 77
New Enterprise, PA 16664

14.	Tenant’s Address
	for Notices:	3912 Brumbaugh Road
P.O. Box 77
New Enterprise, PA 16664

15.	Exhibit “A”:	Description of the Premises

IN WITNESS WHEREOF, and intending to be legally bound hereby, Landlord and Tenant have caused this Part I of the Lease to be signed by their duly authorized officers or agents under seal, as of the date set forth above.

LANDLORD: South Woodbury LP

By: NESL II, LLC, its general partner

	By:	New Enterprise Stone & Lime Co., Inc.
its sole member

2/28/03	By:	/s/ Paul I. Detwiler, III
Date		Print Name: Paul I. Detwiler, III
Title: Vice President

TENANT: New Enterprise Stone & Lime Co., Inc.

2/28/03	By:	/s/ Paul I. Detwiler, III
Date		Print Name: Paul I. Detwiler, III
Title: Vice President

LEASE AGREEMENT

PART II - LEASE TERMS AND CONDITIONS

1.             LEASE OF PREMISES.  Landlord hereby leases to Tenant, and Tenant hereby accepts such lease from Landlord, under the terms and conditions set forth in this Lease, the Premises which are identified in the Basic Lease Information.

2.             CONDITION OF PREMISES.  The Premises shall be delivered by Landlord to Tenant and Tenant shall accept the Premises, in new condition, substantially complete and broom clean.  Landlord shall have no further obligation to alter, improve, decorate or otherwise prepare the Premises for Tenant’s occupancy.

3.             TERM.  Tenant shall have and hold the Premises for the Original Term set forth in Basic Lease Information, beginning on the Term Commencement Date and ending at 11:59 p.m. on the last day of the Original Term, as specified in the Basic Lease Information.  If the Term shall commence or expire on a day which is other than the first day of a calendar month, Rent (as hereafter defined) for such month shall be pro-rated based on a thirty (30) day month.  Landlord shall give Tenant ninety (90) days prior written notice of the Term Commencement Date.

4.             OPTION TO EXTEND TERM.  Tenant shall have the right, at its election, to extend the Original Term of this Lease for one five (5) year extension period (“Extension Term”), commencing upon the expiration of the Original Term, provided that Tenant shall give to Landlord notice of the exercise of its election at least ninety (90) days prior to the expiration of the Original Term.  Prior to the exercise by Tenant of the said option to extend the Original Term, the expression “the Term of this Lease” or any equivalent expression shall mean the Original Term; after the exercise by Tenant of any of the aforesaid option, the expression “the Term of this Lease” or any equivalent expression shall mean the Original Term as it may have been extended.  Except as expressly otherwise provided in this Lease, all the agreements and conditions contained in this Lease shall apply to the additional period to which the Original Term shall be extended as aforesaid.  If Tenant shall give notice of the exercise of the option in the manner and within the time provided aforesaid, the Original Term shall be extended upon the giving of the notice without the requirement of any action on the part of Landlord.

5.             RENT.

5.1           Base Rent.

(a)           Amount.

(1)           The annual base rent (“Base Rent”) for the Premises for the  Original Term shall be $406,608, which the parties agree is the fair market rate for the Premises on the Term Commencement Date.

(2)           Effective on June 1, 2006, and every three (3) years thereafter (“Base Rent Reset Date”), either party may elect to reset the Base Rent to the fair market rate for the Premises on such date.  Such election shall be made by giving the other party at least thirty (30) days written notice prior to such date.

(b)           Fair Market Rate.  The fair market rate shall be determined based on the rents being charged on a triple-net basis by landlords in similar office buildings in the geographical market within which the Premises are located as reasonably determined by the parties.  In the event that Landlord and Tenant cannot agree on a fair market rate within thirty (30) days after the Term Commencement Date or Base Rent Reset Date, as the case may be, then each party shall appoint a licensed real estate appraiser who shall deliver a written appraisal of the fair market rate to both parties within sixty (60) days after the Term Commencement Date or Base Rent Reset Date, as the case may be.  If only one of the appraisers delivers an appraisal within such period, such appraisal shall be final and binding on both parties.  If both appraisers deliver appraisals within such period, and the higher is not more than one hundred ten percent (110%) of the lesser, then the average of the two appraisals shall be final and binding on both parties.  If both appraisers deliver appraisals within such period, and the higher is more than one hundred ten percent (110%) of the lesser, then the two appraisers shall appoint a third licensed appraiser.  The third appraiser shall select one of the two appraisals which better reflects the fair market rate for the Premises, and the appraisal so selected shall be final and binding on both parties.

(c)           Minimum Rent.  Anything herein to the contrary notwithstanding, however, the Monthly Base Rent shall not be less than 16.87% of the monthly payment due with respect to the Loan made February 28, 2003, in the original principal amount of $11,500,000, by Hollidaysburg Trust Division of Omega Bank, as lender, to Landlord, as borrower.

(d)           Monthly Installments.  Tenant shall pay Base Rent in monthly installments, in advance, on the first day of each calendar month during the Term.

5.2           Additional Rent.  In addition to Base Rent, Tenant shall pay all sums of money or other charges required to be paid by Tenant under this Lease as additional rent (“Additional Rent”), whether or not same are expressly designated in this Lease as Additional Rent.  All Additional Rent shall be due and payable with each monthly installment of Base Rent unless otherwise provided herein.

5.3           Manner of Payment.  Base Rent and Additional Rent (together, “Rent”) payable under this Lease shall be paid in lawful money of the United States of America without prior notice or demand therefore, and without deduction, defense, counterclaim, setoff or abatement except as otherwise provided in subsection 17.2.  Rent shall be paid to Landlord at the address designated for Rent in the Basic Lease Information or such other address as Landlord may notify Tenant in accordance with the procedure for notice set forth in this Lease.

5.4           Late Charge on Delinquent Payments.  If any payment of Rent is not paid within ten (10) business days of its due date, Tenant shall pay to Landlord a late charge in the amount of Two Hundred Fifty Dollars ($250) (the “Late Charge”).  This Section 5.4 shall not relieve Tenant from its obligation to pay Rent at the times and in the manners herein specified.  Acceptance by Landlord of the Late Charge shall not constitute a waiver of Tenant’s default with respect to said delinquent payment, nor prevent Landlord from exercising any other rights or remedies available to Landlord.

6.             NET LEASE - TAXES AND UTILITY CHARGES.

6.1           Net Lease.  This Lease is a triple net lease between Landlord and Tenant, and it is the intent of the parties that all costs of ownership and operation of the Premises during the Term hereof shall be paid by Tenant as Additional Rent hereunder, including without limitation the costs and expenses expressly set forth in this Lease but excluding any payments now or hereafter due on account of any indebtedness of Landlord secured by a mortgage on the Premises.

6.2           Real Estate Taxes and Utilities Charges.

(a)           Obligation.  Without limiting the foregoing, the parties agree that Tenant shall pay as Additional Rent all “Real Estate Taxes” and “Utility Charges” defined as follows:

(1)           For purposes herein, “Real Estate Taxes” shall consist of (i) all real estate taxes relating to the Premises; (ii) all charges which may be levied in lieu of real estate taxes; and (iii) all assessments for municipal improvements and other governmental charges of any kind and nature for public improvements, services, benefits, or any other purpose, together with all costs and expenses incurred by Landlord in good faith in contesting, resisting, or appealing any such taxes or assessments, including, without limitation, reasonable legal fees.  Real Estate Taxes shall not include any interest or penalties arising as a result of Landlord’s late payment thereof.

(2)           “Utility Charges” shall mean all electricity, water, sewer, cable, telephone or other similar utility charges, and all excises, taxes and fees with respect thereto including, without limitation, license, permit, inspection, authorization and similar fees of utility providers for utility services rendered or furnished to the Premises during the Term of this Lease.  Utility Charges shall not include any interest or penalties arising as a result of Landlord’s late payment thereof.

(b)           Payment.  Tenant shall pay all Real Estate Taxes and Utility Charges for the Premises within twenty (20) business days after Tenant’s receipt of Landlord’s invoice therefor.  Landlord’s invoice shall be accompanied by reasonable evidence documenting and supporting the amount of Real Estate Taxes or Utility Charges for which such assessment of Additional Rent is being made.  Landlord agrees to make payment of Real Estate Taxes and Utility Charges in a timely manner.  Tenant’s obligation hereunder for amounts falling due during the Term of this Lease shall survive termination of this Lease.

(c)           Direct Billing to Tenant.  At Landlord’s option, Landlord may cause Real Estate Taxes and Utilities Charges, or portions thereof, to be billed directly to Tenant.  In such case, Tenant agrees to pay all of such amounts promptly when due and shall be responsible for any interest or penalty as a result of the delinquent payment thereof as well as any loss suffered by Landlord as a result of such delinquency.  Within ten (10) business days after Landlord’s request made from time to time at Landlord’s discretion, Tenant shall provide evidence reasonably satisfactory to Landlord (such as in the form of receipts marked as paid) that all of such Real Estate Taxes and Utility Charges separately billed to Tenant are current without delinquency.

6.3           Availability of Utilities and Services.   Tenant acknowledges that Landlord is not responsible to Tenant for any disruption or inadequacy of utilities services during the Term except to the extent caused solely by the gross negligence or willful misconduct of Landlord or Landlord’s Agents (as hereafter defined).  In this regard, Landlord does not warrant that any services supplied to the Premises will not be interrupted.  Services may be interrupted because of accidents, repairs, alterations, improvements, or any reason beyond the reasonable control of Landlord.  Any such interruption shall not make Landlord liable to Tenant for damages, nor constitute a constructive eviction or entitle Tenant to a rent abatement unless same shall have been caused solely by the gross negligence or willful misconduct of Landlord or Landlord’s Agents.

7.             REPAIRS AND MAINTENANCE OF THE PREMISES.

7.1           Landlord’s General Obligations.  Landlord shall, at Landlord’s expense, perform all replacements and repairs necessary to maintain the roof, load bearing walls,  foundation, downspouts and gutters of the Building in good repair and proper working order.  Landlord shall give Tenant 48 hours advance notice of the scope and necessity of any work to be performed by Landlord; provided, however, in the event of an emergency, Landlord, without advance notice to Tenant, is authorized to undertake such “temporary” corrective action as is necessary to abate the emergency until Landlord can give the required notice to Tenant of the “permanent” corrective action to be undertaken by Landlord. Landlord shall promptly perform all necessary repairs in a good and workmanlike manner in compliance with all applicable laws.

7.2           Tenant’s General Obligations.  Tenant, at Tenant’s expense, shall perform all repairs and replacements and all routine maintenance necessary to maintain the interior, non-structural components of the Premises and all major building systems in good repair and proper working condition.  In addition, Tenant shall, at Tenant’s expense, perform all major repairs (such as resurfacing) necessary to maintain the private roadways and parking areas in proper working order (if any).  Without limiting the foregoing, Tenant’s obligations hereunder shall include repairs, maintenance and replacements of windows, doors, overhead doors, floors, electric and heating, ventilating and air conditioning equipment and systems, waste disposal and plumbing systems, and all other mechanical elements and systems serving the Premises.  Tenant shall also (a) perform all minor repairs (such as sealing) necessary to maintain the private roadways and parking areas in proper working order (if any), (b) perform responsible leaf, snow and ice clearing and removal, (c) perform lawn maintenance and landscaping and (d) generally keep the Premises in a clean, sanitary, orderly and safe condition.  Tenant shall promptly perform all necessary repairs in a good and workmanlike manner in compliance with all applicable laws.

8.             USE AND COMPLIANCE WITH LAWS.

8.1           Permitted Use.  Tenant shall use the Premises only for the Permitted Use set forth in the Basic Lease Information and uses incidental thereto.  Tenant shall not permit the Premises to be vacant nor shall Tenant permit the Premises to be used for any illegal purpose or in any manner which would tend to damage any portion thereof.  Landlord represents and warrants that the Premises may be utilized for the Permitted Use under applicable zoning laws, and that the Premises are in compliance with all applicable federal, state and local laws and regulations.

8.2           Hazardous Materials.

(a)           Landlord’s Representation.  Landlord represents, warrants, covenants and agrees that to the best of Landlord’s knowledge, information and belief after due inquiry and investigation, the Premises do not contain any asbestos or any building materials containing asbestos, nor shall Landlord permit any such materials containing asbestos to be installed within the Premises at any time during the Term of this Lease.  Landlord further represents, warrants, covenants and agrees to the best of Landlord’s knowledge, information and belief after due inquiry and investigation, no portion of the land constituting the Premises (including, without limitation, the surface and subsurface thereof) was ever used for the dumping or storage of any pollutants, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.) (“RCRA”) as amended, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq. (“CERCLA”) as amended, or any other federal, state or local environmental law, ordinance, rule or regulation or legal requirement, including, without limitation, laws relating to emissions, discharges, releases or threatened releases or pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.  All such pollutants, contaminants, chemicals, dangerous substances, toxic substances, radioactive substances, hazardous wastes, hazardous materials, or hazardous substances are herein referred to as “Hazardous Materials.”  Landlord shall not permit any dumping or storage on, in, under, or about the Premises of any Hazardous Materials during the Term of this Lease.

(b)           Delivery of Environmental Reports.  Copies of any and all environmental reports relating to the Premises in Landlord’s possession shall be delivered to Tenant prior to Tenant’s execution of this Lease.  Tenant shall have the right to cause a Phase I environmental report of the Premises to be prepared before the execution of this Lease by the parties.

8.3           Compliance with Applicable Laws.  Tenant shall comply with all applicable federal, state or local environmental laws, ordinances, rules or regulations or legal requirements as well as all judicial orders and the requirements of any Board of Fire Underwriters (or any other body exercising similar functions) as are in effect during the Term of this Lease including, without limitation, those relating to Hazardous Materials and occupational safety and health.  At all times during this Lease, Tenant shall maintain and comply with all permits, licenses or other authorizations required by any governmental authority or agency for Tenant’s occupancy or operations at the Premises.

8.4           Notice of Violations.  Landlord and Tenant shall each promptly notify the other party of any violation of any applicable law which is alleged to have been committed at the Premises and shall forward to the other party copies of any written communications, complaints, citations or other notices relating to the condition of the Premises or compliance with applicable laws (“Action Notice”).  The responsible party promptly shall respond to any Action Notice, cure any violation of applicable laws and have dismissed any legal action commenced against the other party or the Premises to the satisfaction of the other party.  Prior to undertaking same, however, the responsible party shall propose to the other its intended course of action and proceed only with the other party’s approval of same, which shall not be deemed to be such party’s guarantee that such action is appropriate nor impose any liability for same on such party.

8.5           Indemnification.

(a)           Landlord shall indemnify, defend (with legal counsel reasonably selected by Tenant) and hold harmless Tenant from and against any and all claims, legal or equitable, damages for personal injury (including death) or harm to property (real or personal), liabilities, penalties, fines and costs (including without limitation, investigation and remediation costs, sums paid in private rights of action or in settlement of claims, reasonable legal fees, consultant fees and expert fees) and damages (1) caused by or resulting from any act, omission or negligence of Landlord or Landlord’s Agents, or (2) any condition at the Premises predating the Term Commencement Date, no matter how caused, or (3) arising out of or in any way connected to any condition caused or created by Landlord’s failure to comply with its obligations under this subsection 8.5(a).

(b)           Tenant shall indemnify, defend (with legal counsel reasonably selected by Landlord) and hold harmless Landlord from and against any and all claims, legal or equitable, damages for personal injury (including death) or harm to property (real or personal), liabilities, penalties, fines and costs (including without limitation, investigation and remediation costs, sums paid in private rights of action or in settlement of claims, reasonable legal fees, consultant fees and expert fees) and damages (1) caused by or resulting from any act, omission or negligence of Tenant or Tenant’s Agents (as hereafter defined), or (2) arising out of or in any way connected to any condition caused or created by Tenant’s failure to comply with its obligations under this subsection 8.5(b).

8.6           Survival.  The provisions of this Section 8 shall survive the scheduled expiration or earlier termination of this Lease.

9.             INSURANCE.

9.1           Tenant’s Required Coverage.

(a)           Tenant, at Tenant’s sole cost and expense, shall carry and maintain during the Term of this Lease the following types of insurance, in the amounts and form hereinafter provided:

(1)           Public Liability and Premises Damage.  Commercial General Liability insurance with a combined single limit of not less than One Million Dollars ($1,000,000) or such larger amount as may hereafter be reasonably requested from time to time by Landlord, insuring against any and all liability with respect to the Premises or arising out of Tenant’s maintenance, use or occupancy thereof.

(2)           Fire and Casualty.  Insurance on the entire Building and Premises against loss or damage by fire, explosion, windstorm and such other hazards, risks and contingencies as are from time to time customarily covered by standard “extended coverage” endorsements and typically carried by prudent owners of comparable buildings in the geographical market within which the Building is located.  Such insurance shall be in an amount not less than that required to replace the Building and the Premises at the then current replacement cost determined from time to time by appraisal of the insurer. 7

(3)           Tenant’s Property and Improvements.  Insurance providing protection against perils included within the classification of “Fire and Extended Coverage,” which includes insurance against sprinkler damage, theft, vandalism and malicious mischief, covering all property owned by Tenant which is located at the Premises, Tenant’s trade fixtures, merchandise and personal property from time to time in, or upon the Premises, and all personal property of others in Tenant’s possession, in an amount not less than the full replacement cost thereof without deduction for depreciation as customarily carried by tenants of similar properties.

(4)           Rent Loss Insurance.  Rental value or similar insurance against abatement or loss of rent in an amount equal to the Base Rent payable by Tenant to Landlord for one lease year.

(b)           Policy Form.  All policies of insurance required to be carried by Tenant hereunder shall be issued by insurance companies with general policyholders’ rating of not less than A as rated in the most current available “Best’s Insurance Guide” and qualified to do business in the state in which the Premises is located.  All policies shall be in form and content reasonably acceptable to Landlord and the Commercial General Liability policy shall name Landlord as an additional insured.  Each policy shall provide that the company writing said policy shall give to Landlord written notice not less than thirty (30) days in advance of any cancellation or nonrenewal of such insurance coverage.  All policies shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry.

(c)           Delivery of Policies.  Certified copies of such policies of insurance or certificates thereof shall be delivered to Landlord prior to Tenant’s possession of the Premises, and thereafter no later than thirty (30) days prior to the expiration of the term of such policy.  As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent.  Tenant shall permit Landlord at all reasonable times to inspect the policies of insurance required to be maintained by Tenant hereunder.

(d)           Blanket Policy.  Notwithstanding anything to the contrary contained within this Section 9, Tenant’s obligations to carry the insurance herein required may be provided through a blanket policy of insurance carried and maintained by Tenant; provided, however, that (1) Landlord shall be named as an additional insured thereunder, (2) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance and (3) the requirements set forth herein are satisfied.

9.2           Landlord’s Required Coverage.  Landlord shall not be required to obtain or maintain any insurance on the Building or the Premises, or the activities conducted thereon.

9.3           Waiver of Subrogation.

(a)           Tenant, for itself and any party claiming through or under Tenant by way of subrogation or otherwise, hereby waives any claims against Landlord for loss or damage to property covered by insurance, even if such loss or damage shall have been caused by the fault or negligence of Landlord or anyone for whom Landlord may be responsible.

(b)           Landlord, for itself and any party claiming through or under Landlord by way of subrogation or otherwise, hereby waives any claim against Tenant, its officers, directors, partners, shareholders or employees, for loss or damage to property covered by insurance, even if such loss or damage shall have been caused by the fault or negligence of Tenant or anyone for whom Tenant may be responsible.

(c)           The waivers made pursuant to this subsection 9.3 shall be effective, however, only if and with respect to any loss or damage occurring during such time as the insured party’s policy or policies of insurance covering said loss or damage shall contain a waiver of the insurer’s right of subrogation and a provision to the effect that such waiver shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder (“Validation Provision”).  Tenant shall cause its insurers to include in their respective policies a Validation Provision which has the same effect as the foregoing.  If the waivers created by this subsection 9.3 shall be determined to contravene any law with respect to exculpatory agreements and are thereby rendered unenforceable, the liability of the party in question shall be deemed not released but shall be secondary to the other’s insurer.

10.           FIRE OR CASUALTY.

10.1         Insured Casualty.

(a)           In case of damage to the Premises by a risk required herein to be insured against by Landlord, Landlord, unless it shall otherwise elect as hereinafter provided, shall repair the Premises to substantially the condition which existed prior to such damage, with reasonable dispatch after receiving from Tenant written notice that damage has occurred.

(b)           If the damage is such as to render the Premises untenantable, as reasonably determined by the parties, Rent shall abate in proportion to the portion of the Premises affected by such damage or of which Tenant has been deprived use as a result of such damage or destruction, as reasonably determined by the parties.  Such abatement shall commence as of the date of such damage and end when restoration of the Premises is substantially completed or Tenant’s business is totally resumed.

10.2         Damage Near End of Term.  Notwithstanding any provision of this Lease to the contrary, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage or destruction occurs during the last year of the Term of this Lease (including any exercised extension thereof) and the damage or destruction will require more than ninety (90) days to repair, reconstruct or restore.  In such event, Landlord and Tenant shall each have the option to terminate this Lease in which case Rent shall abate as of the date said damage occurred.

11.           EMINENT DOMAIN.

11.1         Termination Rights.  If such portion of the Premises is condemned or taken by any governmental body or by any other body or agency possessing the power of condemnation as, in the reasonable determination of Landlord or Tenant, substantially impairs the use or occupancy by Tenant of the Premises or access thereto or either party’s ability to perform its obligations under this Lease (“Substantial Taking”), then either party shall have the right to terminate this Lease effective as of the date that possession is required to be surrendered to said authority.  If either party determines that a Substantial Taking is to occur, then such party shall so notify the other in writing.  Either party shall then have the right to terminate this Lease by written notice delivered to the other within sixty (60) days after delivery of the notice of a Substantial Taking.  The failure of Tenant or Landlord to deliver a termination notice within the time limit set forth above shall be conclusively construed as such party’s agreement for this Lease to continue.

11.2         Repair and Rent Adjustment.  If a Substantial Taking is not to occur or if neither party terminates this Lease under subsection 11.1 above, Landlord shall promptly restore the Premises to substantially the same condition prior to such condemnation (less the portion thereof lost in such condemnation); and Rent shall be proportionately reduced by the portion of the Premises of which Tenant shall have been deprived on account of said condemnation, as reasonably determined by Landlord and Tenant, such adjustment to be effective as of the date possession is required to be surrendered to the condemning authority.

11.3         Temporary Condemnation.  If such condemnation or taking is for temporary use only, this Lease shall continue in full force and effect, and Landlord and Tenant shall continue to comply with all of the provisions hereof, except as such compliance shall be rendered impossible or impracticable by reason of such temporary taking.  Rent shall abate during the course of a temporary taking of the Premises or a portion thereof to the extent and for the period of time that the Premises or portion thereof so taken shall have been rendered untenantable.

11.4         Condemnation Awards.  Tenant shall not be entitled to receive any part of any award or awards that may be made to or received by Landlord relating to loss of the Premises or any part thereof, and Tenant hereby assigns to Landlord any share of such award as may be granted to Tenant.  Notwithstanding the foregoing sentence, Tenant, at its sole cost and expense, may pursue independent proceedings against the public authority exercising the power of condemnation to prove and establish any damage Tenant may have sustained relating to Tenant’s business and relocation expenses.

12.           ALTERATIONS.

12.1         Consent Required.

(a)           Except as hereafter provided, Tenant shall not make any alterations, additions or improvements to the Premises including, without limitation, to the building systems (“Alteration” or “Alterations”) without the prior written consent of Landlord which consent may not be unreasonably withheld, conditioned or delayed.  In no event shall any Alteration weaken the structure of or impair the Building of which the Premises are a part.

(b)           In connection with any request for Landlord’s consent, Tenant shall deliver to Landlord full and complete plans and specifications of the proposed Alteration.  Landlord shall be deemed to have approved any plans and specifications submitted by Tenant if Landlord does not reject the same, with reasonably detailed written comments, within ten (10) days following any such submission by Tenant.  By approving any request for an Alteration, Landlord does not expressly or implicitly covenant or warrant that the plans and specifications for such Alteration are accurate, safe or sufficient, or that the same comply with any applicable laws, ordinances, building codes, zoning requirements and like regulations (“Building Standards”).  Tenant shall be solely responsible for compliance with the Building Standards and for obtaining all necessary permits and governmental approvals, including a Certificate of Occupancy upon completion of the Alterations, if required by the municipality in which the Premises are located.  All Alterations (and restoration of the Premises following removal of same when permitted or required hereunder) shall be done in a good and workmanlike manner in compliance with the Building Standards and conditions of any permits and approvals.

12.2         Permitted Tenant Alterations.  Landlord’s consent shall not be required for any Tenant Alterations (“Permitted Tenant Alterations”) which: (a) do not adversely impact the structural integrity of the Premises or the systems serving the Premises or their operation, (b) are not visible from the exterior of the Premises and (c) cost not more than $50,000 each to complete.  Unless, however, Landlord’s prior written consent was obtained to a Permitted Tenant Alteration, Landlord may require the removal of any Permitted Tenant Alteration upon the termination of this Lease.  Notwithstanding the foregoing, with respect to Permitted Tenant Alterations for which a building permit is required, no work shall be performed until Tenant provides notice to Landlord that Tenant will be undertaking such Permitted Tenant Alteration, which notice describes in reasonable detail the scope of the Permitted Tenant Alteration.  Tenant’s delivery to Landlord of a copy of Tenant’s application for a building permit shall be deemed to satisfy the foregoing description of the scope of the Permitted Tenant Alteration.

12.3         Removal at Lease Termination.  All Alterations shall remain on the Premises at the termination of this Lease and shall become the property of Landlord, unless Landlord, at the time it consented to the Alteration, required same to be removed at the termination of this Lease or if such Alteration was made in violation of this Section 12.  In such case, Tenant, at Tenant’s sole cost and expense, shall remove the Alteration and repair all damage resulting from such removal and shall restore the affected areas to a condition reasonably compatible with the remainder of the Premises or, at Tenant’s option, shall pay to Landlord all costs necessary to accomplish such removal and restoration.

13.           SIGNS.

Subject to applicable zoning requirements, Tenant, at its expense, may install and maintain signs upon the interior and exterior of the Premises.

14.           INDEMNIFICATION AND LIMITATION OF LIABILITY.

14.1         Indemnification.

(a)           Tenant shall indemnify, defend (with legal counsel reasonably selected by Landlord), and hold harmless Landlord from and against liability whatsoever which may be imposed upon, incurred by, or asserted against Landlord by reason of any of the following which shall occur during the Term of this Lease: (1) occupancy and/or use of the Premises by Tenant or its agents, employees, contractors or subcontractors (“Tenant’s Agents”); (2) any repairs or Alterations or other work or act done in, on or about the Premises made by, or at the direction of Tenant or Tenant’s Agents, except if such work or act is done or performed by Landlord or its agents, employees, contractors or subcontractors (“Landlord’s Agents”); (3) any accident, injury or damage to persons (including bodily injury and death) or property (real or personal) occurring in, on or about the Premises, but not if caused solely by the gross negligence or willful misconduct of Landlord or Landlord’s Agents; and (4) any failure on the part of Tenant to perform or comply with any provision of this Lease.  Without limiting the generality of the foregoing, Tenant’s obligations hereunder shall include all damages, obligations, penalties, fines, liens, claims, reasonable fees for legal counsel reasonably selected by Landlord, investigation costs, remediation costs and all other reasonable costs and expenses incurred by Landlord.  Tenant shall not settle or compromise any such liability for which indemnification is sought hereunder without first obtaining Landlord’s prior written consent, which Landlord may withhold in its sole discretion.

(b)           Landlord shall indemnify, defend (with legal counsel reasonably selected by Tenant), and hold harmless Tenant from and against liability whatsoever which may be imposed upon, incurred by, or asserted against Tenant by reason of any of the following which shall occur during the Term of this Lease: (1) ownership and/or use of the Building by Landlord or Landlord’s Agents; (2) any repairs or alterations or other work or act done in, on or about the Premises or the Building made by, or at the direction of Landlord or Landlord’s Agents, except if such work or act is done or performed by Tenant or Tenant’s Agents; (3) any accident, injury or damage to persons (including bodily injury and death) or property (real or personal) occurring in, on or about the Building, but not if caused solely by the gross negligence or willful misconduct of Tenant or Tenant’s Agents; and (4) any failure on the part of Landlord to perform or comply with any provision of this Lease.  Without limiting the generality of the foregoing, Landlord’s obligations hereunder shall include all damages, obligations, penalties, fines, liens, claims, reasonable fees for legal counsel reasonably selected by Tenant, investigation costs, remediation costs and all other reasonable costs and expenses incurred by Tenant.  Landlord shall not settle or compromise any such liability for which indemnification is sought hereunder without first obtaining Tenant’s prior written consent, which Tenant may withhold in its sole discretion.

14.2         Waiver of Landlord’s Lien.  Neither the Landlord nor any party claiming by, through or under Landlord shall have any lien for the performance of any obligations of Tenant upon any trade fixtures, machinery or equipment, or goods, wares or merchandise or other personal property (collectively, “Tenant’s Property”) and Landlord, for itself and any party claiming by, through or under Landlord, hereby expressly waives the provisions of any law giving to it such a lien.

14.3         Limitation on Damages.  Notwithstanding anything contained herein to the contrary, neither Landlord nor Tenant, nor any of their respective shareholders or past, present, or future board members, trustees, directors, partners, members, officers, employees, agents, representatives, advisors or any of them, shall under any circumstances be liable for exemplary, punitive, consequential or indirect damages arising out of, or in connection with, this Lease.

14.4         Survival.  This Section 14 shall survive the termination of this Lease with respect to any damage, injury, death or claim occurring before such termination, irrespective of when such claim is presented.

15.           ASSIGNMENT AND SUBLEASING.

15.1         General Provisions.

(a)           Except as hereafter provided, Tenant shall not sell, assign, transfer, mortgage, pledge, or sublease the Premises, or any part thereof, nor permit occupancy of the Premises by any party other than Tenant, without Landlord’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed.  For purposes of this Lease, any merger, consolidation, or sale or transfer of a controlling interest in Tenant (being 51% or more, whether accomplished in a single transaction or in a series of transactions) or a sale of substantially all of the assets of Tenant shall be deemed an assignment of this Lease.  All of the foregoing events described in this Section shall be deemed to be a “Transfer.”

(b)           In the event that Landlord’s consent is required, Tenant shall deliver to Landlord its request in writing along with notice as to (1) the identity, business and financial condition of the proposed subtenant or assignee, (2) the terms and conditions of the proposed sublease or assignment, and (3) the nature of the use of the Premises proposed by such assignee or subtenant.  Tenant shall deliver such further information as Landlord may reasonably request to make its decision.  Landlord shall be deemed to have approved any Transfer requested by Tenant if Landlord does not reject the same, with reasonably detailed written comments, within ten (10) days following any such request by Tenant.

(c)           If Landlord consents to any Transfer, Landlord shall be provided with a written agreement evidencing same which is reasonably acceptable in form and content to Landlord and by which the transferee assumes all obligations of Tenant hereunder.  The foregoing shall apply to any Transfer, even if Landlord has not consented thereto, but application thereof by Landlord shall not be deemed to release Tenant of liability for failure to obtain Landlord’s consent or otherwise be deemed to prejudice Landlord’s rights hereunder.

(d)           No Transfer shall relieve Tenant of any obligation under this Lease, and any purported Transfer undertaken without Landlord’s consent shall be void at Landlord’s option and constitute an Event of Default hereunder.  Landlord’s consent to any Transfer shall not constitute a waiver of the necessity of such consent to any subsequent Transfer.

(e)           The prohibitions in this Lease against assignment or sublease by Tenant shall be construed to include assignments by operation of law or by voluntary assignment or for the benefit of creditors or which might otherwise be affected or accomplished by bankruptcy, receivership, attachment, execution or other judicial process or proceeding.  If any assignment for the benefit of its creditors shall be made by Tenant, or if a voluntary or involuntary petition in bankruptcy or for reorganization, or for an arrangement shall be filed by or against Tenant, or if Tenant shall be adjudicated a bankrupt or insolvent, or if a receiver is appointed for Tenant or for all or a substantial part of its property, or if any such assignment or transfer by operation of law shall occur, then and in any such event, Landlord shall have the option to immediately terminate this Lease by written notice to Tenant.

15.2         Permitted Tenant Transfers.  Landlord’s consent shall not be required for any Transfers (“Permitted Tenant Transfers”) to any entity controlling, controlled by or under common control with Tenant, to the surviving entity in connection with a merger, consolidation, or other business combination involving Tenant, or in connection with the sale or acquisition of all or substantially all of the assets or stock (or other ownership interests) of Tenant.  Additionally, Landlord’s consent shall not required in connection with a public offering of Tenant’s stock or any subsequent “taking private” of Tenant.

16.           DEFAULT OF TENANT.

16.1         Events of Default.   If Tenant shall (a) default in the payment of Rent or any other sum of money payable by Tenant to Landlord and if Tenant shall fail to cure said default within ten (10) days after receipt of notice of said default from Landlord, or (b) default in the performance or observance of any other agreement or condition on its part to be performed or observed and if Tenant shall fail to cure said default within thirty (30) days after receipt of notice of said default from Landlord (or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to undertake said cure within said initial thirty (30) day period following receipt of Landlord’s notice and thereafter diligently prosecute said cure to completion) then in any of said cases and without waiving any claim for breach of agreement, Landlord may send written notice to Tenant of the termination of the Term of this Lease, and, on the thirtieth (30th) day next following the date of the sending of the notice, this Lease shall terminate unless said default is cured prior to the expiration of said thirty (30) day period.

16.2         Remedies.   In case of any such termination, Tenant shall indemnify Landlord against all loss of Rent and other payments provided herein to be paid by Tenant to Landlord between the time of termination and the expiration of the Term of this Lease.  It is understood and agreed that at the time of the termination or at any time thereafter Landlord may relet the Premises, and for a term which may expire after the expiration of the Term of this Lease, without releasing Tenant from any liability whatsoever, that Tenant shall be liable for any commercially reasonable expenses incurred by Landlord in connection with obtaining possession of the Premises and in connection with any reletting or unsuccessful efforts at such reletting, including, without limitation, reasonable attorneys’ fees and reasonable brokers’ fees, and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to payment of Rent and all other payments due from Tenant to Landlord.  Landlord agrees to use its best efforts to so relet the Premises.  Said indemnification of Landlord by Tenant shall be accomplished by payments made on the days on which said Rent and other payments would have been due and payable hereunder were this Lease not terminated; and said indemnification (payable as aforesaid) shall constitute Tenant’s sole liability to Landlord by reason of any such termination of this Lease.

17.           SELF-HELP.

17.1         Landlord’s Self-Help Rights.   If Tenant shall default in the performance or observance of any agreement or condition of this Lease on its part to be performed or observed other than an obligation to pay money and shall not cure such default within thirty (30) days after notice from Landlord specifying the default (or if such default is of such nature as same cannot be cured within said thirty (30) day period, Tenant shall not commence to cure such default within the said thirty (30) day period and thereafter prosecute the curing of such default to completion with due diligence), Landlord may, at its option, without waiving any claim for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant agrees to reimburse Landlord therefor or save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period but after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the real estate or Landlord’s interest therein, or to prevent injury or damage to persons or property.  If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount shall be added to and become due as a part of the next payment of Rent due hereunder.

17.2         Tenant’s Self-Help Rights.   If Landlord shall default in the performance or observance of any agreement or condition of this Lease on its part to be performed or observed, or shall default in the payment of any tax or other charge which shall be a lien upon the Premises, or in the payment of any installment of principal or interest upon any mortgage which shall be prior in lien to the lien of this Lease and if other than an obligation to pay money, Landlord shall not cure such default within thirty (30) days after notice from Tenant specifying the default (or if such default is of such nature as same cannot be cured within said thirty (30) day period, Landlord shall not commence to cure such default within the said thirty (30) day period and thereafter prosecute the curing of such default to completion with due diligence), Tenant may at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Landlord, and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord, and Landlord agrees to reimburse Tenant therefor or save Tenant harmless therefrom; provided that Tenant may cure any such default as aforesaid prior to the expiration of said waiting period, but after said notice to Landlord, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the real estate or Tenant’s interest therein, to prevent injury or damage to persons or property, or to enable Tenant to conduct its business in the Premises.  If Landlord shall fail to reimburse Tenant upon demand for any amount paid by Tenant, for the account of Landlord hereunder, said amount may be deducted by Tenant from the next or any succeeding payments of Base Rent, Additional Rent or other charges due hereunder.

18.           SURRENDER AT LEASE TERMINATION.  Upon the scheduled expiration or earlier termination of this Lease, Tenant shall promptly surrender to Landlord the Premises, together with all building apparatus, machinery, replacements to mechanical and other systems serving the Premises, Alterations and fixtures (other than Tenant’s trade fixtures) situated thereon, except for items which Landlord, in writing, may have permitted or required Tenant to remove at the termination of this Lease.  Tenant shall return the Premises in substantially the same condition as the Premises were delivered to Tenant at the commencement of this Lease, reasonable wear and tear and casualty loss excepted.

19.           HOLD OVER.  Tenant may elect to holdover the Premises for a period of up to 180 days (“Holdover Period”) upon six (6) months prior written notice to Landlord.  Holdover rent during the Holdover Period shall be calculated as follows: (a) during the first 60 days of the Holdover Period shall be at a rate equal to 115% of the Base Rent in effect immediately prior to the commencement of the Holdover Period; (b) during the next 60 days of the Holdover Period shall be at a rate equal to 130% of the Base Rent in effect immediately prior to the commencement of the Holdover Period; and (c) during the final 60 days of the Holdover Period shall be at a rate equal to 150% of the Base Rent in effect immediately prior to the commencement of the Holdover Period.  This adjustment to Rent shall be liquidated damages

(and not a penalty) and the sole right and remedy of Landlord for monetary damages resulting from a holdover.  Tenant shall have no right to renew the Holdover Period.  The Holdover Period will not constitute a part of the Original Term or the Extension Term, and the time periods based upon expiration of the Original Term or the Extension Term must be calculated without regard to the Holdover Period.

20.           SUBORDINATION.

20.1         Subordination.  Tenant’s rights hereunder are subordinate to the lien of  any mortgage or deed of trust, or to the lien resulting from any other method of financing or refinancing, or to any ground lease, now or hereafter in force against the land of which the Premises are a part, to all advances made upon the security thereof, and to all renewals, extensions or modifications thereof.

20.2         Attornment.  In the event any foreclosure proceeding is prosecuted or completed or in the event the Building or Landlord’s interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease.

20.3         Nondisturbance.  Notwithstanding the foregoing provisions of this Section 20, this Lease shall not be subordinated to any mortgage, deed of trust or ground lease unless and until the mortgagee, beneficiary or ground lessor shall execute and deliver to Tenant a subordination, nondisturbance and attornment agreement providing, among other things, that Tenant’s possession of the Premises will not be disturbed by any foreclosure or termination of any ground lease so long as no Event of Default by Tenant is in existence under the Lease, and containing such materially reasonable terms as are agreed to by the parties.

20.4         Estoppel Certificate. Within twenty (20) business days after Landlord’s request, Tenant shall provide an estoppel certificate in recordable form certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant, along with such other information as Landlord reasonably may request.  Tenant’s failure to deliver such statement within the time required shall be conclusive evidence of Tenant’s certification that this Lease is in full force and effect, that there are no defenses or offsets thereto, and of such other information as Landlord has reasonably requested.

21.           RIGHT OF FIRST REFUSAL.  In the event that Landlord shall receive a bona fide offer by a third party to purchase the Premises, which offer Landlord desires to accept, Landlord shall give written notice thereof (hereinafter an “Offering Notice”) to Tenant, which Offering Notice shall contain (a) the name and address of the proposed purchaser, if any; (b) an exact copy of the terms and conditions of the proposed purchase; and (c) an offer to enter into an agreement of sale with Tenant in preference to the proposed purchaser, and upon the same terms and conditions as are set forth in the aforesaid offer, whereupon Tenant shall be entitled to enter into an agreement of sale to purchase the Premises by giving written notice of Tenant’s agreement so to do to Landlord within thirty (30) days after receipt of the Offering Notice.  If Tenant fails to so agree within the time aforesaid, Landlord shall, except as hereinafter provided, have the right to complete the transaction described in the Offering Notice.  In the event of any change in the terms and conditions set forth in the Offering Notice, or any failure to consummate the proposed transaction within ninety (90) days after delivery of the Offering Notice, notice thereof and an opportunity to purchase again shall be given by Landlord to Tenant in strict accordance with the terms hereof.  The right of first refusal herein granted shall extend to and inure to the benefit of any and all successors and assigns of Tenant, for so long as they, or any of them, shall be a tenant of the Premises.

22.           LANDLORD’S COVENANT OF QUIET ENJOYMENT.  Landlord covenants and warrants that Tenant, and all those claiming through Tenant, shall have quiet and peaceable enjoyment of the Premises by and through Landlord and unlimited access to the Premises provided Tenant, and all those claiming through Tenant, are not in default of this Lease.

23.           LANDLORD’S RIGHT OF ENTRY.  Landlord shall have the right, during the last six (6) months of the Term, to place upon any portion of the Premises signs or billboards indicating that the Premises are “For Sale” or “For Rent,” but such signs shall be of such size and so placed as not to materially interfere with Tenant’s occupancy.  At all times during this Lease, Landlord, and Landlord’s agents, upon 48 hours prior notice to Tenant, shall be admitted to the Premises at reasonable hours of the day to view the Premises, including without limitation, the right to show the Premises to prospective purchasers, mortgagees, tenants or contractors.

24.           CORPORATE/PARTNERSHIP AUTHORITY.  Landlord and Tenant each represent that the person who executed this Lease on such party’s behalf has been duly authorized to enter into this Lease and that the execution and consummation of this Lease by such party does not and shall not violate any provision of any by-laws, certificate of incorporation, partnership agreement, or other agreement, order, judgment, governmental regulation or any other obligations to which Landlord or Tenant is a party or is subject.

25.           BROKER.  Landlord and Tenant each warrant that they have had no discussion, negotiations and/or other dealings with any real estate broker or agent, in connection with the negotiation of this Lease.  Neither Landlord nor Tenant knows of any real estate broker or agent who is or may be entitled to any commission or finder’s fee in connection with this Lease.  Landlord and Tenant each agree to indemnify, defend and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, reasonable fees for legal counsel and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s discussions, negotiations and/or dealings with any real estate broker or agent.  This Section is not intended to benefit any third parties and shall not be deemed to give any rights to brokers or finders.

26.           CHANGE IN OWNERSHIP.  If the Premises are sold, or in the event of any change of legal title or equitable ownership thereof, all obligations and rights of Landlord hereunder shall be transferred to such purchaser or assignee, and Landlord’s obligations shall terminate and Landlord shall be released and relieved from all liability and responsibility to Tenant.  Tenant shall look solely to such purchaser or assignee for the performance of said obligations or for the enforcement thereof.  Each purchaser or assignee shall in turn have like privileges of sale, assignment and release.

27.           SUCCESSORS AND ASSIGNS.  This Lease shall inure to the benefit of and shall bind the parties hereto and their respective heirs, successors and permitted assigns to the extent that such rights hereunder may succeed and be assigned according to the terms hereof.

28.           DESCRIPTIVE HEADINGS.  The descriptive headings of the sections are inserted for convenience only and shall not control or affect the meaning or construction of any of its provisions.

29.           NOTICE.  All notices, demands and communications required or permitted by this Lease shall be effective only if in writing (unless otherwise provided herein) and shall be sent by United States certified mail, return receipt requested, or overnight mail deposited with a nationally recognized carrier with a receipt therefore, postage prepaid in each case and using the address for such recipient designated in accordance herewith.  Notices shall be addressed to the other party at the addresses set forth in the Basic Lease Information, or at such other address as either party may have furnished to the other in accordance with this Section.  Any notice so provided shall be deemed to have been delivered upon the earlier of (a) actual receipt, or (b) two (2) business days after mailing by certified mail, return receipt requested, or (c) one (1) business day after depositing with a nationally recognized overnight carrier.

30.           SEVERABILITY.  If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

31.           ENTIRE AGREEMENT AND GOVERNING LAW. This Lease is the entire agreement of Landlord and Tenant and shall be governed and construed in accordance with the laws of the State in which the Premises are located.  This Lease shall not be amended or supplemented unless by written agreement signed by Landlord and Tenant.

32.           CONSOLIDATION AND COUNTERPARTS.  This Part II along with the accompanying Part I constitute one agreement and may be signed in any number of counterparts, each of which shall be an original and all of which together constitute one agreement binding on the parties hereto.

33.           WAIVER OF TRIAL BY JURY.  LANDLORD AND TENANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE,

THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE AND OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

34.           MEMORANDUM OF LEASE TO BE RECORDED.  If requested by Tenant, Landlord agrees promptly to execute and deliver to Tenant a recordable Memorandum of this Lease in a form to be reasonably agreed upon by Landlord and Tenant.

35.           OPTION TO PURCHASE.  Notwithstanding anything to the contrary set forth in this Lease, and so long as Tenant shall not be in default, after the expiration of all applicable cure periods as set forth in Section 16 of this Lease, Tenant shall have the right and option to purchase the Premises for a purchase price of $1,711,296, which the parties agree is the fair market value of the Premises, by delivering written notice to Landlord not later than April 1, 2006.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Landlord and Tenant have caused this Lease to be signed by their duly authorized officers or agents under seal, the day and year first above written.

LANDLORD: South Woodbury LP

	By:	NESL II, LLC, its general partner
	By:	New Enterprise Stone & Lime Co., Inc.
its sole member

2/28/03	By:	/s/ Paul I. Detwiler, III
Date		Print Name: Paul I. Detwiler, III
Title: Vice President

TENANT: New Enterprise Stone & Lime Co., Inc.

2/28/03	By:	/s/ Paul I. Detwiler, III
Date		Print Name: Paul I. Detwiler, III
Title: Vice President

EXHIBIT “A”

LEGAL DESCRIPTION OF THE PREMISES